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                    UNITED MEDICORP, INC. AND SUBSIDIARIES

EXHIBIT 99.1 TO FORM 8-K

OCTOBER 19, 1999

CONTACT:   Pete Seaman                Ken Culver
           Chairman and CEO           Vice President and Chief Financial Officer
           (214) 691-2140             (214) 360-4469

               ALLIED HEALTH OPTIONS FILES CHAPTER 7 BANKRUPTCY

DALLAS, TEXAS -- On October 14, 1999, Allied Health Options, Inc. ("AHO"), a wholly owned subsidiary of United Medicorp, Inc., filed a voluntary petition in the United States Bankruptcy Court for the Northern District of Texas to liquidate pursuant to Chapter 7 of Title 11 of the United States Bankruptcy Code. The filing was made primarily due to the insolvency of AHO. At October 14, 1999, the net liabilities of AHO totaled approximately $1.8 million of which approximately $700,000 represents unsecured intercompany loans from United Medicorp, Inc.

Based in Dallas, Texas, United Medicorp, Inc., provides medical insurance claims processing, accounts receivable management, collection agency services to healthcare providers nationwide and interim staffing services to healthcare business offices.